      As filed with the Securities and Exchange Commission on June 10, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               ATRION CORPORATION
             (Exact name of Registrant, as specified in its charter)

         DELAWARE                                               63-0821819
(State or other jurisdiction of                              (I.R.S. Employer)
incorporation or organization)                               Identification No.)

                              ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002
                                 (972) 390-9800
                    (Address of principal executive offices)

                         ------------------------------

                               ATRION CORPORATION
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                         ------------------------------

                                 JERRY A. HOWARD
                               ATRION CORPORATION
                              ONE ALLENTOWN PARKWAY
                               ALLEN, TEXAS 75002
                     (Name and address of agent for service)
                                 (972) 390-9800
          (Telephone number, including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed                    Proposed
         Title of                                               Maximum                     Maximum
        Securities                   Amount                    Offering                    Aggregate                  Amount of
           to be                      to be                      Price                     Offering                  Registration
        Registered                Registered(1)                Per Share                   Price(2)                     Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
       Common Stock               500,000 shares                  (2)                     $5,736,004                    $1,692
-----------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares issuable under the Atrion Corporation 1997 Stock Incentive Plan (the "Plan") and shares issuable upon the exercise of options previously granted or available for grant under the Plan. In addition to the 500,000 shares reserved for issuance under the Plan, the Registrant hereby includes such indeterminate number of additional shares as may be issued as the result of adjustments required by certain antidilution provisions, in accordance with Rule 416(a) of the Securities and Exchange Commission (the "Commission").
(2) The registration fee has been computed in accordance with Rule 457(h)(1) of the Commission, based upon, in the case of 255,900 shares issuable upon exercise of options previously granted, the exercise price of such options and, in the case of 244,100 shares issuable pursuant to the Plan and issuable upon the exercise of options available for grant under the Plan, the average of the high and low prices for common stock of the Registrant on June 9, 1998 as reported on The Nasdaq Stock Market.


                               Page 1 of 55 pages

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Atrion Corporation (the "Registrant") was formed in 1996 as a wholly-owned subsidiary of ATRION Corporation, an Alabama corporation (the "Predecessor Corporation"), as part of the Predecessor Corporation's plan to reincorporate in Delaware. The proposal to approve such reincorporation was approved at a special meeting of the shareholders of the Predecessor Corporation on February 21, 1997 and the reincorporation was completed on February 25, 1997 through the merger of the Predecessor Corporation with and into the Registrant, with the Registrant continuing as the surviving corporation and the successor to the Predecessor Corporation. Accordingly, all references in this Registration Statement to the Registrant and to documents filed with the Commission by the Registrant prior to February 25, 1997 shall mean the Predecessor Corporation and documents filed with the Commission by the Predecessor Corporation.

         The following documents filed by the Registrant pursuant to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed on May 15, 1998;

         (c) The Registrant's Current Report on Form 8-K filed on February 17, 1998, as amended by Form 8-K/A filed April 15, 1998; and

         (d) The description of securities contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under the Exchange Act on February 15, 1990.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.

         Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                               Page 2 of 55 pages

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XI of the Registrant's Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts such as the breach of a director's duty of loyalty or acts or omissions involving intentional misconduct or a knowing violation of law.

         The Delaware General Corporation Law provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made upon order by a court or a determination by (a) a majority of disinterested directors, (b) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (c) the stockholders that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate. The Registrant's Bylaws provides that directors and officers are to be indemnified to the maximum extent permitted by Delaware law.

ITEM 8.  EXHIBITS.

Exhibit Number                      Description
--------------                      -----------
   4.1                              Certificate of Incorporation of Atrion
                                    Corporation (incorporated herein by
                                    reference to Appendix B to the Registrant's
                                    definitive Proxy Statement filed January 10,
                                    1997)(1)

   4.2 Bylaws of Atrion Corporation (incorporated herein by reference to Appendix C to the Registrant's definitive Proxy Statement filed January 10, 1997)(1)

   4.3                              Rights Agreement, dated as of February 1,
                                    1990, between AlaTenn Resources, Inc. and
                                    American Stock Transfer &

                               Page 3 of 55 pages

                                    Trust Company, which includes the form of Rights Certificate as Exhibit A and the
                                    Summary of Rights to Purchase Common Shares as Exhibit B (incorporated herein by reference to Exhibit 1 to the Registration
                                    Statement on Form 8-A filed February 15,
                                    1990)(1)

         4.4(a)                     Atrion Corporation 1997 Stock Incentive Plan
                                    (incorporated herein by reference to Exhibit
                                    10j to the Registrant's Annual Report on
                                    Form 10-K for the year ended December 31, 1997, filed on March 31, 1998) (1)(3)

         4.4(b)                     Atrion Corporation 1997 Stock Incentive
                                    Plan, as amended(2)(3)

         4.5                        Form of Award Agreement for Incentive Stock
                                    Option(2)(3)

         4.6                        Form of Award Agreement for Nonqualified
                                    Stock Option for Key Employee(2)(3)

         4.7                        Form of Award Agreement for Nonqualified
                                    Stock Option for Director(2)(3)

         4.8                        Form of Award Agreement for Restricted Stock
                                    (2)(3)

         5                          Opinion of Berkowitz, Lefkovits, Isom &
                                    Kushner, A Professional Corporation(2)

         23.1                       Consent of Berkowitz, Lefkovits, Isom &
                                    Kushner, A Professional Corporation
                                    (contained in Exhibit 5)(2)

         23.2                       Consent of Arthur Andersen LLP(2)

------------------------------
         (1)      Incorporated herein by reference as indicated.
         (2)      Filed herewith.
         (3)      Management contract or compensatory plan or arrangement.


                               Page 4 of 55 pages

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment involving a fundamental change in the information set forth in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of

                               Page 5 of 55 pages
expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               Page 6 of 55 pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas on June 10, 1998.

                                               ATRION CORPORATION



                                               By: /s/ Jerry A. Howard
                                                  ------------------------------
                                                   Jerry A. Howard
                                                   President and Chief Executive
                                                   Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                        TITLE                                       DATE
----                                        -----                                       ----
/s/ Jerry A. Howard                         President, Chief Executive                  June 10, 1998
----------------------------------          Officer and Director
Jerry A. Howard                             (PRINCIPAL EXECUTIVE OFFICER)



/s/ Jeffery Strickland                      Vice President and Chief Financial          June 10, 1998
-----------------------------------         Officer, Secretary and Treasurer
Jeffery Strickland                          (PRINCIPAL FINANCIAL AND ACCOUNTING
                                            OFFICER)



/s/ Emile A. Battat                         Chairman of the Board and Director          June 10, 1998
-----------------------------------
Emile A. Battat


                               Page 7 of 55 pages

/s/ Richard O. Jacobson                 Director                                    June 10, 1998
---------------------------------
Richard O. Jacobson

/s/ John H. P. Maley                    Director                                    June 10, 1998
---------------------------------
John H. P. Maley

/s/ Jerome J. McGrath                   Director                                    June 10, 1998
---------------------------------
Jerome J. McGrath

/s/ Hugh J. Morgan, Jr.                 Director                                    June 10, 1998
---------------------------------
Hugh J. Morgan, Jr.

/s/ J. Kenneth Smith                    Director                                    June 10, 1998
----------------------------------
J. Kenneth Smith

/s/ Roger F. Stebbing                   Director                                    June 10, 1998
---------------------------------
Roger F. Stebbing

/s/ John P. Stupp, Jr.                  Director                                    June 10, 1998
-----------------------------------
John P. Stupp, Jr.


                               Page 8 of 55 pages

                                 EXHIBIT INDEX

Exhibit Number             Description                                                                Page
--------------             -----------                                                                ----
     4.4(b)                Atrion Corporation 1997 Stock Incentive Plan, as
                           amended                                                                      10

     4.5                   Form of Award Agreement for Incentive Stock
                           Option                                                                       26

     4.6                   Form of Award Agreement for Nonqualified Stock
                           Option for Key Employee                                                      33

     4.7                   Form of Award Agreement for Nonqualified Stock
                           Option for Director                                                          40

     4.8                   Form of Award Agreement for Restricted Stock                                 46

     5                     Opinion of Berkowitz, Lefkovits, Isom & Kushner, A
                           Professional Corporation                                                     52

     23.1                  Consent of Berkowitz, Lefkovits, Isom & Kushner, A
                           Professional Corporation (contained in Exhibit 5 filed herewith)

     23.2                  Consent of Arthur Andersen LLP                                               54


                               Page 9 of 55 pages